SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. )
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/   / Definitive Additional Materials
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/ X / Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----  Sec. 240.14a-12

            PUTNAM HIGH INCOME OPPORTUNITIES FUND

         (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement,
                   if other than Registrant)

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PUTNAM INVESTMENTS

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What are the Trustees recommending?

The Trustees recommend that shareholders vote for:

* Fixing the number of Trustees at thirteen and electing the fund's Class B Trustees; and

* The declassification of the fund's Board of Trustees.


What is the difference between Class A, B, and C Trustees?

The Trustees of the Putnam High Income Opportunities fund are currently divided into three classes: Class A, Class B and Class C. Each class serves a three-year term and the term of each class expires in a different year. The current terms of the Class B Trustees are expiring and the Class B Trustees are up for reelection. [Our open end funds do not have staggered term maturities.]


Why only voting on Class B Trustees?

The Trustees of the Putnam High Income Opportunities Trust are currently divided into three classes of Trustees (Class A, B, C). At this time, only the current terms of the Class B Trustees are expiring and the Class B Trustees are up for reelection.


Why do the Trustees recommend a vote for declassification of the Board of Trustees?

The Trustees believe that the classified board structure is no longer required. The fund's Board of Trustees was originally structured on a classified basis at the time of the fund's IPO, in which Putnam, and not investors, paid the underwriting commissions required in connection with the sale of the fund's shares. The Trustees of the fund at the time believed that it was appropriate to classify the board in order to provide Putnam reasonable assurance of continuity in the governance of the fund in light of the substantial investment that was being made by Putnam. In view of passage of time since the IPO of the fund and the successful operation of the fund during that period, the Trustees believe that the classified board structure is no longer required.


Who is eligible to vote?

Shareholders of record at the close of business on July 11, 2003 are eligible to vote. Each share is entitled to one vote.


When is the shareholder meeting?

The shareholder meeting will be held on October 7, 2003 at 11:00 a.m., Boston time.


How can a shareholder submit a vote?

There are several ways to submit your vote. Your vote may be submitted by returning the proxy card by mail or via the Internet. Internet voting instructions are located on the proxy card.


I did not receive a copy of the proxy statement. Can you send me one?


Additional proxy statements may be ordered off of the literature system.


I misplaced my proxy card. How can another one be sent?

Additional proxy cards may be ordered via email to Tarah Soares in the Proxy department. Shareholder information to be included is fund name, shareholder address, and account number.